Exhibit 99

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

Richard.fish@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ANNOUNCES THIRD QUARTER 2009 RESULTS

Huntsville, Ala.—(November 9, 2009)— ITC^DeltaCom, Inc. (OTC: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today announced its operating and financial results for the quarter ended September 30, 2009. For the 2009 third quarter, ITC^DeltaCom reported total operating revenues of $116.4 million, a net loss of $(2.1) million, and adjusted EBITDA* of $23.1 million.

“Since late 2008, the Company’s emphasis has been on adjusted EBITDA growth, increased cash flow, and cost containment, resulting in record adjusted EBITDA in successive quarters, despite the worsening economic downturn,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. “We have also continued to invest in our network at the highest levels in this decade and are now emphasizing investments that position the Company for future revenue growth.”

Among its operating results for the third quarter of 2009, ITC^DeltaCom:

•

recorded operating income of $5.3 million compared to operating income of $2.4 million for the third quarter of 2008 and a net loss of ($2.1) million compared to a net loss of ($5.3) million for the third quarter of 2008 and ($2.7) million for the second quarter of 2009;

•	increased adjusted EBITDA, as defined by us, by 4.4% over the third quarter of 2008 and 7.0% over the second quarter of 2009 to $23.1 million;

•	experienced a decrease in total operating revenues of $8.3 million, or 6.7%, from the third quarter of 2008 and $2.2 million, or 1.9%, from the second quarter of 2009;

•	experienced a decrease in business local, data and Internet revenues of $3.9 million, or 4.5%, from the third quarter of 2008 and $2.2 million, or 2.6%, from the second quarter of 2009;

•

ended the quarter with approximately 423,200 retail voice lines in service, of which 87.4% were provided on our own network, which represented an increase from 84.8% provided on our own network at the end of the third quarter of 2008;

•

increased our core, facilities-based business retail voice lines in service by approximately 1,000 lines over the third quarter of 2008, while experiencing a decrease in total retail business voice lines in service of approximately 11,800 lines from the third quarter of 2008 due to a decline in resale and commercial agreement lines;

•

continued to derive benefit from investments in process redesign and other efficiency gains, resulting in selling, operations and administration expense equal to 35.5% of total operating revenues compared to 36.0% of total operating revenues for the third quarter of 2008;

•

generated $14.6 million in net cash provided by operating activities, which represented a decrease of $6.6 million from the third quarter of 2008 and a decrease of $6.8 million from the second quarter of 2009; and

•

generated $12.8 million of adjusted unlevered free cash flow**, as defined by us, which represented a decrease of 9.2% from the third quarter of 2008, and an increase of 38.4% over the second quarter of 2009.

“We continue to reduce costs through network optimization and process improvements that will strengthen our business and enhance our customers’ experience,” said Richard E. Fish, ITC^DeltaCom’s Chief Financial Officer. “We’ve generated over $36 million of adjusted unleveraged free cash flow in the first nine months of 2009 and ended the quarter with cash and cash equivalents of $77.5 million.”

Additional information about ITC^DeltaCom’s business and operating results is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 filed with the Securities and Exchange Commission.

*	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”
**	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable – construction, all as disclosed in the consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and other communications providers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning 15,965 route miles, including more than 12,020 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data, Internet connectivity, wireless voice and data services, and customer premise equipment. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market changes, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

ITC^DeltaCom, Inc.

Financial Highlights

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
OPERATING REVENUES:
Integrated communications services	$97,668	$103,398	$299,797	$311,224
Wholesale services	14,564	16,502	44,807	49,566
Equipment sales and related services	4,167	4,817	12,373	14,258

TOTAL OPERATING REVENUES	116,399	124,717	356,977	375,048

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	52,627	58,246	163,731	174,075
Selling, operations and administration	41,378	44,893	126,865	137,965
Depreciation and amortization	17,110	19,218	51,245	56,479

Total operating expenses	111,115	122,357	341,841	368,519

OPERATING INCOME	5,284	2,360	15,136	6,529

OTHER (EXPENSE) INCOME:
Interest expense	(7,453)	(7,901)	(22,544)	(24,087)
Interest income	9	273	38	1,149
Other income (expense)	43	(68)	(89)	360

Total other expense, net	(7,401)	(7,696)	(22,595)	(22,578)

LOSS BEFORE INCOME TAXES	(2,117)	(5,336)	(7,459)	(16,049)

INCOME TAX EXPENSE	—	—	—	—

NET LOSS	(2,117)	(5,336)	(7,459)	(16,049)
PREFERRED STOCK DIVIDENDS AND ACCRETION	—	—	—	(7,073)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(2,117)	$(5,336)	$(7,459)	$(23,122)

BASIC AND DILUTED NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS	$(0.03)	$(0.07)	$(0.09)	$(0.29)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	81,136,456	80,748,659	80,987,101	79,300,183

COMPREHENSIVE INCOME (LOSS)
NET LOSS	$(2,117)	$(5,336)	$(7,459)	$(16,049)
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains on derivative instrument designated as cash flow hedging instrument, net of tax	2,275	1,187	5,610	774

COMPREHENSIVE INCOME (LOSS)	$158	$(4,149)	$(1,849)	$(15,275)

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	Three Months Ended
	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Integrated communications services revenues:
Long distance and access	$15,375	$15,529	$16,021	$16,312	$17,229
Business local, data and internet	82,293	84,524	86,055	86,445	86,169

Total integrated communications services revenues	97,668	100,053	102,076	102,757	103,398

Wholesale services revenues:
Broadband transport	12,284	12,237	12,664	12,983	13,046
Local interconnection	181	308	740	1,034	1,193
Directory assistance and operator services	986	1,019	1,029	1,093	1,146
Other	1,113	1,061	1,185	1,122	1,117

Total wholesale services revenues	14,564	14,625	15,618	16,232	16,502

Equipment sales and related services revenues	4,167	3,925	4,281	3,826	4,817

Total operating revenues	116,399	118,603	121,975	122,815	124,717

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	52,627	54,627	56,477	58,824	58,246
Selling, operations and administration expense	41,378	41,817	43,670	45,158	44,893
Depreciation and amortization	17,110	17,216	16,919	17,035	19,218

Total operating expenses	111,115	113,660	117,066	121,017	122,357

OPERATING INCOME	$5,284	$4,943	$4,909	$1,798	$2,360

ITC^DeltaCom, Inc.

Quarterly Highlights (continued)

(Unaudited)

	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Retail business voice lines in service(1)
UNE-T and other UNE lines(2)	369,752	372,413	369,787	369,496	368,724
Increase (decrease) from previous quarter	(0.7)%	0.7%	0.1%	0.2%	1.8%

Resale and commercial agreement lines(3)	53,456	56,022	59,017	62,629	66,300
Decrease from previous quarter	(4.6)%	(5.1)%	(5.8)%	(5.5)%	(5.5)%

Total retail business voice lines in service	423,208	428,435	428,804	432,125	435,024

Wholesale voice lines in service(4)	6,969	8,625	12,489	26,151	38,203
Decrease from previous quarter	(19.2)%	(30.9)%	(52.2)%	(31.5)%	(5.9)%

Total business voice lines in service (5)	430,177	437,060	441,293	458,276	473,227

Number of employees (6)	1,437	1,452	1,511	1,565	1,615

(1)	Lines in service include only voice lines in service. Conversion of data services provided to customers to a voice line equivalent is not included.
(2)	Facilities-based service offering in which ITC^DeltaCom provides local service through its owned and operated switching facilities.
(3)	Represent voice lines for local and mobile services provided under commercial agreements and by reselling incumbent local exchange carrier tariff offerings.
(4)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.
(5)	Reported net of lines disconnected or canceled.
(6)	Includes full-time and part-time employees.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

Balance Sheet Data (at period end):	Sept. 30, 2009	December 31, 2008
	(Unaudited)
Cash and cash equivalents (unrestricted)	$77,463	$56,683

Working capital	51,172	33,902

Total assets	372,736	382,661

Long-term liabilities	305,064	307,880

Stockholders’ deficit	(12,568)	(12,401)

Total liabilities and stockholders’ deficit	372,736	382,661

	Three Months Ended
Other Financial Data:	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
	(Unaudited)

Capital expenditures(1)	$10,315	$13,465	$8,329	$29,843	$8,005
Cash flows (used in) provided by:
Operating activities	14,622	21,430	17,271	10,685	21,267
Investing activities	(10,385)	(12,795)	(6,792)	(9,593)	(33,257)
Financing activities	(576)	(581)	(1,414)	2,918	4,417

Adjusted EBITDA(2)	23,094	22,697	22,357	19,269	22,131
Adjusted unlevered free cash flow(3)	12,779	9,232	14,028	(10,574)	14,126

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(In thousands)

Notes:

(1)	Includes equipment purchased through capital leases and changes in accrued capital related costs.
(2)	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”
(3)	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA, as defined above in Note (2), less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the condensed consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ITC^DeltaCom, Inc.

Adjusted EBITDA Reconciliation

(In thousands)

(Unaudited)

Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Not all of these adjustments are applicable in every period. Adjusted EBITDA is not a financial measurement under generally accepted accounting principles (“GAAP”). ITC^DeltaCom’s management uses adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue, to assess ITC^DeltaCom’s historical and prospective operating performance. Management uses adjusted EBITDA to enhance its understanding of ITC^DeltaCom’s core operating performance, which represents management’s views concerning ITC^DeltaCom’s performance in the ordinary, ongoing and customary course of its operations. ITC^DeltaCom’s management also uses adjusted EBITDA to evaluate ITC^DeltaCom’s core operating performance relative to that of its competitors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EBITDA” in ITC^DeltaCom’s Annual Report on Form 10-K for its 2008 fiscal year for additional information regarding management’s reasons for including adjusted EBITDA data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted EBITDA amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with GAAP (in thousands):

	Three Months Ended
	Sept.30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
	(Unaudited)
Net loss	$(2,117)	$(2,746)	$(2,596)	$(6,848)	$(5,336)
Add: non-EBITDA items included in net loss:
Interest income and expense, net	7,444	7,538	7,524	8,367	7,628
Depreciation and amortization	17,110	17,216	16,919	17,035	19,218
Stock-based compensation	700	538	529	436	553
Other (income) loss	(43)	151	(19)	279	68

Adjusted EBITDA	$23,094	$22,697	$22,357	$19,269	$22,131

ITC^DeltaCom, Inc.

Adjusted Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the condensed consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under GAAP. ITC^DeltaCom has included data with respect to adjusted unlevered free cash flow because its management considers adjusted unlevered free cash flow to be a useful, supplemental indicator of its operating performance. When measured over time, adjusted unlevered free cash flow provides supplemental information to investors concerning the growth rate in ITC^DeltaCom’s operating results and its ability to generate cash flows to satisfy mandatory debt service requirements and make other mandatory, non-discretionary expenditures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted Unlevered Free Cash Flow” in ITC^DeltaCom’s Annual Report on Form 10-K for its 2008 fiscal year for additional information regarding management’s reasons for including adjusted unlevered free cash flow data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted unlevered free cash flow amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with GAAP (in thousands):

	Three Months Ended
	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
	(Unaudited)

Net cash provided by operating activities	$14,622	$21,430	$17,271	$10,685	$21,267

Adjustments to reconcile adjusted unlevered free cash flow to net cash provided by operating activities
Elements included in net cash provided by (used in) operating activities not included in adjusted unlevered free cash flow:
Total changes in current operating assets and liabilities	2,858	(4,671)	(154)	2,025	(5,204)
Provision for doubtful accounts	(1,225)	(1,050)	(1,680)	(1,200)	(950)
Interest expense excluding amortization of debt issuance costs and debt discount, net of interest income	6,839	6,932	6,917	7,759	7,018
Other loss	—	56	3	—	—

Adjusted EBITDA	23,094	22,697	22,357	19,269	22,131
Less:
Capital expenditures	(10,437)	(12,490)	(10,096)	(22,063)	(15,486)
Change in accounts payable – construction	122	(975)	1,767	(7,780)	7,481

Adjusted unlevered free cash flow	$12,779	$9,232	$14,028	$(10,574)	$14,126